KANSAS CITY LIFE INSURANCE COMPANY

3520 Broadway

Kansas City, Missouri

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 23, 2009

The Annual Meeting of Stockholders of Kansas City Life Insurance Company will be held at the Company’s Home Office, 3520 Broadway, Kansas City, Missouri on April 23, 2009 at 9:00 a.m. for the following purposes:

(1)	To elect five (5) directors for a term of three (3) years.

(2)	To transact such other business as may properly come before the meeting.

The close of business at 4:15 p.m., March 9, 2009 has been fixed as the date of record for determining stockholders entitled to vote at the meeting, or any adjournment thereof, and only stockholders of record on said date are entitled to vote at the meeting. The stock transfer books of the Company will remain open. All stockholders are urged to attend the meeting in person or by proxy. If you do not expect to attend the meeting, you are requested by Management to date, fill in, sign and return the enclosed proxy promptly. A postage-paid envelope is enclosed for your convenience. Your attention is directed to the Proxy Statement printed on the following pages, which is being mailed to shareholders on March 27, 2009.

/s/William A. Schalekamp	/s/R. Philip Bixby
William A. Schalekamp Senior Vice President, General Counsel and Secretary	R. Philip Bixby President, CEO and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on April 23, 2009:

Kansas City Life Insurance Company's 2009 Proxy Statement, Proxy Card and Annual Report

for the year ended December 31, 2008 are available at http://www.kclife.com/proxy_materials

KANSAS CITY LIFE INSURANCE COMPANY

Kansas City, Missouri

PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of the Board of Directors of Kansas City Life Insurance Company (hereinafter called the “Company”), for use in connection with the Annual Meeting of Stockholders on April 23, 2009, at the principal office of the Company, 3520 Broadway, Kansas City, Missouri. The matters to be considered and acted upon at such meeting are (1) to elect five directors for a term of three years, and (2) to transact such other business as may properly come before the meeting or any adjournment thereof. Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, including procedural matters arising during the course thereof, the persons named in the enclosed proxy will vote the proxy according to their judgment on such matters, to the extent such proxies are not limited to the contrary.

Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the stockholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specification so made. If no direction is given by the stockholder, the proxy will be voted in the manner specified on the accompanying form of proxy. Any proxy delivered pursuant to this solicitation is revocable by the person executing the proxy at any time before it is exercised.

If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before December 1, 2009 and you must comply with applicable SEC and NASDAQ Capital Market LLC rules and our Bylaws.

Under our Bylaws, if you wish to bring other business before the stockholders at our 2009 Annual Meeting without including your proposal in our Proxy Statement, you must notify the Corporate Secretary of Kansas City Life Insurance Company in writing on or before March 20, 2009 and your notice must contain the specific information required in our Bylaws. These two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our Proxy Statement.

The Company has authorized 36,000,000 shares of $1.25 par value common stock. As of January 31, 2009, 7,052,552 shares are held as treasury Stock and 11,444,128 are issued and outstanding. Each outstanding share of stock is entitled to one vote, and stockholders of record as of the close of business on March 9, 2009 shall be the stockholders entitled to vote at the meeting. In election of directors, stockholders have cumulative voting rights under Missouri law. This means each stockholder has a number of votes determined by multiplying the number of shares he or she is entitled to vote by the number of directors to be elected. This total number of votes may be voted for one nominee or distributed among several nominees.

ANNUAL REPORT

The Annual Report for 2008 and the Form 10-K are enclosed with this Proxy Statement.

SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2008 concerning each director and director nominee, each executive officer listed in the Summary Compensation Table and each person or group owning more than five percent of the outstanding shares of the Company’s $1.25 par value common stock (“common stock”) on the date indicated. The common stock is the Company’s only class of voting securities. As described in the notes to the table set forth below, certain named persons share the power of voting and disposition with respect to certain shares of common stock. Consequently, such shares are shown as being beneficially owned by more than one person.

	Shares
Name and Address	Beneficially Owned		Percent of Class
5% Beneficial Owners:
Angeline I. Bixby 10453 S. Oakcrest Lane Olathe, KS 66061	2,358,340 395,785 353,688	(3)(8)(11) (8)(14) (8)(18)	27.2

JRB Interests, Ltd. 3520 Broadway Kansas City, MO 64111-2565	2,966,312	(4)(8)	26.0

Lee M. Vogel 4701 N.W. 59th Court Kansas City, MO 64151	7,197,285	(4)(5)(8)	63.0

Mark A. Milton, Tracy W. Knapp, and Charles R. Duffy, Jr. Trustees of the Kansas City Life Insurance Company Savings and Profit Sharing Plan and the Kansas City Life Employee Stock Plan and the Kansas City Life Agents Stock Bonus Plan 3520 Broadway, Kansas City, MO 64111-2565	550,763	(1)	4.8

Nancy Bixby Hudson 425 Baldwin Creek Rd. Lander, WY 82520	2,966,312 331,568	(4)(8)(15) (9)	28.9

Richard L. Finn 10106 N.W. 74th St. Kansas City, MO 64152	2,958,215	(6)(8)	25.9

WEB Interest, Ltd. 3520 Broadway Kansas City, MO 64111-2565	2,358,340	(2)(8)	20.6

Webb R. Gilmore 833 W. 53rd St. Kansas City, MO 64112	2,958,691	(7)(8)	25.9

R. Philip Bixby 3520 Broadway Kansas City, MO 64111-2565	2,358,340 25,359 395,785 333,769	(8)(11)(16) (10) (8)(14) (8)(17)	27.2

Walter E. Bixby 3520 Broadway Kansas City, MO 64111-2565	2,358,340 13,303 395,785 372,447	(8)(11)(12) (10) (8)(14) (8)(13)	27.5

	Shares
Name and Address	Beneficially Owned		Percent of Class
Directors and Executive Officers:
Kevin G. Barth	0		*

William R. Blessing	100		*

Michael Braude	100		*

John C. Cozad	100		*

Charles R. Duffy	336	(10)	*

Daryl D. Jensen	939		*

Tracy W. Knapp	1,526	(10)	*

Donald E. Krebs	3,267	(10)	*

Cecil R. Miller	100		*

Mark A. Milton	6,194	(10)	*

Bradford T. Nordholm	250		*

William A. Schalekamp	6 8,129	(10)	*

E. Larry Winn, Jr.	332		*

All directors, director nominees, executive officers as a group (17 Persons)	6,818,262		59.6

______________

*Less than 1%.

(1)	Trustees have the power to sell Plan assets. Participants may instruct the Trustees how to vote their shares.

(2)

The WEB Interests, Ltd. is a Texas limited partnership (the “WEB Partnership”). Each partner of the WEB Partnership has the power to dispose of that number of shares of Common Stock owned by the WEB Partnership which equals such partner’s proportionate interest in the WEB Partnership.

(3)

Includes (a) shares for which Ms. Bixby, as an individual general partner of the WEB Partnership, has the sole power to dispose of 190 shares; and (b) 165,870 shares for which Ms. Bixby as the sole trustee of the Angeline I. Bixby GST Trust and the Issue Trust for Angeline I. Bixby, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(4)

The JRB Interests, Ltd. is a Texas limited partnership (the “JRB Partnership”). Each partner of the JRB Partnership has the power to dispose of that number of shares of Common Stock owned by the JRB Partnership which equals such partner’s proportionate interest in the JRB Partnership.

(5)

Includes 2,966,312 shares for which Lee M. Vogel (“Mr. Vogel”), as a general partner of the JRB Partnership, shares the power of disposition. Of these shares, Mr. Vogel: (a) as a general partner of the JRB Partnership, in his individual capacity, has an indirect pecuniary interest in 214 shares; and (b) as a co-trustee (with Richard L. Finn and Webb R. Gilmore) of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership, shares the power to dispose of 1,012,524 shares. Mr. Vogel disclaims pecuniary interest in all but 1,012,737 shares owned by the Partnership. Also includes 1,300 shares for which Mr. Vogel, as a joint tenant with right of survivorship with M. M. Bixby, has the power of disposition and a pecuniary interest. Also includes 5,798 shares beneficially owned by Mr. Vogel as sole trustee of the Lee M. Vogel Revocable Trust dated March 15, 2005.

(6)

Richard L. Finn ("Mr. Finn") and Webb R. Gilmore ("Mr. Gilmore") share the power to dispose of (a) 1,945,667 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; and (b) 1,012,524 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership. Also includes 24 shares which Mr. Finn owns directly and has the sole power to vote and the sole power of disposition.

(7)

Richard L. Finn and Webb R. Gilmore share the power to dispose of (a) 1,945,667 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership; and (b) 1,012,524 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel, a limited partner of the JRB Partnership. Also includes 500 shares which Mr. Gilmore owns directly and has the sole power to vote and the sole power of disposition.

(8)

As reported on a Schedule 13D filed by the Bixby Family Group with the Securities and Exchange Commission on November 2, 2004, the sole voting power for all shares described herein is held by Lee M. Vogel pursuant to a Voting Agreement dated October 31, 2004. Except for those shares held directly by Richard L. Finn and Webb R. Gilmore, Mr. Vogel has the sole voting power for 7,197,285 shares.

(9)	Nancy Bixby Hudson, as sole trustee of the Nancy Bixby Hudson Trust dated December 11, 1997, has the sole power to dispose of these shares.

(10)	Approximate beneficial interest in shares held by the Trustees of Kansas City Life Insurance Company employee benefit plans. Participants have the power to vote the shares held in their account.

(11)

As general partners of the WEB Interests, Ltd., a Texas limited partnership (the “WEB Partnership”), Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to dispose of these shares, which are owned by the WEB Partnership. As general partners, in their capacity as co-trustees of the WEB Trust, Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby share the power to dispose of 2,358,340 of these shares.

(12)

Includes (a) 190 shares for which Walter E. Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 165,870 shares for which Mr. Bixby, as the sole trustee of the Walter E. Bixby, III GST Trust and the Issue Trust for Walter E. Bixby, III, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(13)

Includes (a) 347,266 shares which Walter E. Bixby owns directly and has the sole power of disposition; and (b) 25,181 shares for which Mr. Bixby, as custodian for certain of his minor nieces and nephews, has the sole power of disposition.

(14)

These shares are held in the Walter E. Bixby Descendants Trust. R. Philip Bixby, Walter E. Bixby and Angeline I. Bixby are the co-trustees of this trust and share the power to dispose of these shares. The terms of the trust restrict the transfer of these shares.

(15)

Includes 2,966,312 shares for which Nancy Bixby Hudson, as a general partner of JRB Interests, Ltd., a Texas limited partnership (the “JRB Partnership”), shares with the other general partners of the JRB Partnership, the power of disposition of these shares, which are owned by the JRB Partnership. Ms. Hudson (a) as a general partner of the JRB Partnership, has sole power to dispose of 214 of these shares; and (b) as a co-trustee (with Richard L. Finn and Webb R. Gilmore) of the Nancy Bixby Hudson GST Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are limited partners of the JRB Partnership, shares the power to dispose of 1,945,667 of these shares. Ms. Hudson disclaims pecuniary interest in 1,020,645 shares owned by the Partnership.

(16)

Includes (a) 190 shares for which R. Philip Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 165,870 shares for which Mr. Bixby, as sole trustee of the R. Philip Bixby GST Trust and the Issue Trust for R. Philip Bixby, which trusts are limited partners of the WEB Partnership, has the power of disposition.

(17)	Shares which R. Philip Bixby owns directly and has the sole power of disposition.

(18)	Shares which Angeline I. Bixby owns directly and has the sole power of disposition.

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed proxy form to vote such proxy for the election of the candidates listed hereafter, for the term indicated. If for any reason a nominee shall become unavailable for election, the persons named in the enclosed proxy will vote for such substituted nominee or nominees as are selected by the Board of Directors pursuant to the Company’s Bylaws.

INFORMATION CONCERNING DIRECTORS

The Board is authorized for 15 directors divided into three classes serving staggered terms of three years. Information about the Company's directors and nominees is set forth below.

CANDIDATES NOMINATED BY THE BOARD FOR A THREE YEAR TERM

R. Philip Bixby	Mr. Bixby has been a Director of the Company since 1985.
(Age 55) Member of the: • Executive Committee (Chairman) • Nominating Committee (Chairman)

Mr. Bixby is President, CEO and Chairman of the Board. He was elected Assistant Secretary in 1979; Assistant Vice President in 1982; Vice President in 1984; Senior Vice President, Operations in 1990; Executive Vice President in 1996; President and CEO in April 1998, Vice Chairman of the Board in January 2000 and Chairman of the Board in 2005. Mr. Bixby is the brother of Walter E. Bixby and the cousin of Nancy Bixby Hudson. He is also Chairman and President of Sunset Life, Chairman of Old American and Director of Sunset Financial Services, subsidiaries.

Michael Braude	Mr. Braude has been a Director of the Company since 2006.
(Age 72) Member of the: • Compensation Committee • Nominating Committee

From 1984 to 2000, he was President and CEO of the Kansas City Board of Trade. Mr. Braude also serves as a director of the Kansas City Board of Trade, Midwest Trust Co., Midwest Grain Products, Inc., and Hodgson Company. He is a past chairman of the National Grain Trade Council. He is a trustee of the Kansas Public Employees Retirement Fund, and a trustee of Midwest Research Institute. He writes a weekly column for the Kansas City Business Journal.

John C. Cozad (Age 64)

Mr. Cozad has been a Director of the Company since 2008. He was elected by the Board at its October 2008 meeting to serve the balance of the unexpired term of Warren J. Hunzicker who died September 2007.

Mr. Cozad is President of Cozad Company, LLC, a government relations company in Platte City, Missouri. He had previously been a partner at Stinson Morrison Hecker, a Kansas City law firm. He appears as an on-air commentator on Kansas City Public Television, has previously served on the Missouri Highways and Transportation Commission as Chairman and as a curator on the University of Missouri Board of Curators.

Tracy W. Knapp	Mr. Knapp has been a Director of the Company since 2002.
(Age 46) Member of the: • Executive Committee

Mr. Knapp is Senior Vice President, Finance and Chief Financial Officer. He joined the Company in 1998 and was responsible for developing a banking subsidiary. Mr. Knapp was elected President and CEO of Generations Bank when it was chartered in July 2000. From 1991 to 1998, he held several positions with U.S. Credit Union including Vice President, Finance and Controller. He is also Director of Sunset Life and Old American, subsidiaries.

Mark A. Milton (Age 50)

Mr. Milton is Senior Vice President and Actuary of the Company. He was elected Assistant Actuary in 1984; Assistant Vice President Associate Actuary in 1987; Vice President Associate Actuary in 1989; Vice President and Actuary in 2000 and to his present position in 2001. Mr. Milton is also Director, Vice President and Actuary of Sunset Life and Director of Old American, subsidiaries.

DIRECTORS ELECTED APRIL 19, 2007 FOR A THREE YEAR TERM

William R. Blessing	Mr. Blessing has been a Director of the Company since 2001.
(Age 53) Member of the: • Compensation Committee • Executive Committee

Mr. Blessing retired as Senior Vice President, Corporate Strategy and Development, Embarq, a position he held since the company became independent in 2006. He had held similar duties with Sprint and related entities in various capacities since 1981. He also serves on the Board of various charitable groups.

Richard L. Finn	Mr. Finn has been a Director of the Company since 2004.
(Age 67) Member of the: • Executive Committee

Mr. Finn was elected Vice President of the Kansas City Life 1976; Financial Vice President in 1983; and to Senior Vice President, Finance in 1984, a position he held until he retired in January 2002. He previously served as a Director of the Company from 1983 to 2002.

Cecil R. Miller	Mr. Miller has been a Director of the Company since 2001.
(Age 75) Member of the: • Audit Committee (Chairman)

Mr. Miller is a retired former partner of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.) He joined KPMG in 1957 and became an audit partner in 1967 specializing in insurance and agribusiness. He retired in 1990.

Bradford T. Nordholm	Mr. Nordholm has been a Director of the Company since 2004.
(Age 52) Member of the: • Audit Committee	Mr. Nordholm is CEO of Starwood Energy Group Global LLC. He had previously been CEO of TYR Energy, Inc. and Chairman of TYR Capital, LLC.

DIRECTORS ELECTED APRIL 24, 2008 FOR A THREE YEAR TERM

Walter E. Bixby	Mr. Bixby has been a Director of the Company since 1996.
(Age 50) Member of the: • Executive Committee • Nominating Committee

Mr. Bixby is Vice Chairman of the Board. He was elected Assistant Vice President of the Company in 1985; Vice President, Marketing in 1990; Vice President Marketing Operations in 1992 and President of Old American, a subsidiary, in 1996. Mr. Bixby is the brother of R. Philip Bixby and the cousin of Nancy Bixby Hudson. He also serves as a Director of Sunset Life, Old American and Sunset Financial Services, subsidiaries.

Kevin G. Barth (Age 48)

Mr. Barth has been a Director of the Company since 2008.

Mr. Barth has served as President, COO and Senior Lender for Commerce Bank, Kansas City, since April 2000. He is a member of the Executive Committee, the Senior Loan Committee and the Board of Directors. He is also a Director of the Kansas City Chamber of Commerce, The Kansas City Area Development Council, the Economic Development Corporation and Starlight Theatre.

Nancy Bixby Hudson (Age 56)

Ms. Hudson has been a Director of the Company since 1996.

Ms. Hudson is an investor, and is the cousin of R. Philip Bixby and Walter E. Bixby. She also serves as a Director of Sunset Life and Old American, subsidiaries.

Daryl D. Jensen	Mr. Jensen has been a Director of the Company since 1978.
(Age 69) Member of the: • Audit Committee • Compensation Committee (Chairman)

Mr. Jensen serves as Vice Chairman of the Board and Director of Sunset Life, a subsidiary. He formerly served as President of Sunset Life from 1973 until his retirement in 1999. Mr. Jensen is also on the Board of Directors of Central Valley Bank, Heritage Financial Corporation, Panorama City Corporation, and is Vice President, Finance of Western Institutional Review Board.

William A. Schalekamp	Mr. Schalekamp has been a Director of the Company since 2002.
(Age 64) Member of the: • Executive Committee

Mr. Schalekamp is Senior Vice President, General Counsel and Secretary of the Company. He was elected Assistant Counsel in 1973; Associate Counsel in 1975; Assistant General Counsel in 1980; Associate General Counsel in 1984; Vice President and Chief Compliance Officer/Associate General Counsel in January 2002, and to his present position in April 2002.

Board Committees

The Board has four standing Committees: Audit, Compensation, Nominating and Executive. With the exception of the Executive Committee, these Committees are governed by written charters available on the Company’s website at www.kclife.com under the link “FINANCIALS”. The Executive Committee is governed by the Company's Bylaws and Articles of Incorporation.

Audit Committee

The primary function of the Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, performance and independence of the independent registered public accounting firm, (3) the performance of the internal auditors, and (4) the Company’s compliance with regulatory requirements. The Audit Committee also reviews and approves the terms of any new related-party agreements. The Audit Committee met five times in 2008.

The Board has determined that Director Miller qualifies as the “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission and NASDAQ Capital Market, LLC rules.

Compensation Committee

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. The Compensation Committee reviews and recommends to the Board base salaries, director compensation, the Annual Incentive Plan and the Long-Term Incentive Plan, and reviews and discusses the Compensation Disclosure and Analysis with Management. Based on their review, the Committee may recommend to the Board that it be included in the annual report on Form 10-K and, as applicable, to the Company's Proxy. The Compensation Committee met two times in 2008.

Nominating Committee

The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to the organization and operation of the Board and selection of nominees for election to the Board. The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Nominating Committee met two times in 2008.

Executive Committee

The function of the Executive Committee is to exercise all of the authority of the Board of Directors in the management, general control and supervision of the business of the Company, subject to the general direction of the Board of Directors, as provided for in the Articles and Bylaws of the Company. The Executive Committee met twelve times in 2008.

During the year ending December 31, 2008, the Board of Directors met four times. All of the members attended 75% or more of the Board meetings and Committee meetings on which they served.

The following sets forth Committee memberships as of the date of this Proxy Statement:

	Audit	Compensation	Nominating	Executive
Director	Committee	Committee	Committee	Committee

R. Philip Bixby[1]			XX	XX
Walter E. Bixby[1]			X	X
William R. Blessing		X		X
Michael Braude		X	X
Richard Finn[1]				X
Daryl D. Jensen	X	XX
Tracy Knapp[1]				X
Cecil R. Miller[2]	XX
Bradford Nordholm	X
William A. Schalekamp[1]				X

____________

X = Member

XX = Committee Chair

1Not independent directors.

2Cecil R. Miller is the financial expert on the Audit Committee.

Because more than 50% of stockholder voting power of the Company is held pursuant to a Voting Agreement dated October 31, 2004, the Company has elected to be treated as a “controlled company” under the corporate governance listing standards of the NASDAQ Capital Market, LLC. Accordingly, the Company is exempt from the corporate governance listing standards requiring (1) a board consisting of a majority of directors who have been determined to be independent under the criteria set forth in the listing standards, (2) a nominating committee composed entirely of independent directors and (3) a compensation committee composed entirely of such independent directors.

Director Independence

The Board has affirmatively determined that the following directors are independent according to the listing standards of NASDAQ Capital Market, LLC.

Director	Matters Considered by Board
Kevin G. Barth	No relationships
William R. Blessing	No relationships
Michael Braude	Former employee of Company
John C. Cozad	No relationships
Daryl D. Jensen	Former executive officer employee of a subsidiary
Cecil R. Miller	Former employee of outside audit firm
Bradford T. Nordholm	No relationships
Larry Winn, Jr.	No relationships

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of common stock. To the best of the Company’s knowledge, in 2008 all required forms were filed on time with the Securities and Exchange Commission, with the exception of two Forms 4 which were filed late.

EXECUTIVE OFFICERS

Name, Age and	Business Experience
Position	During Past 5 Years

R. Philip Bixby, 55 President, CEO and Chairman of the Board (PEO)	See Candidates Nominated by the Board for a Three Year Term.

Walter E. Bixby, 50 Vice Chairman of the Board	See Directors Elected April 24, 2008 for a Three Year Term.

Charles R. Duffy, Jr., 61 Senior Vice President, Operations

Elected Vice President, Computer Information Services in 1989; Vice President, Insurance Administration in 1992; and to present position in 1996. Responsible for the Company’s Computer Operations, Customer Services, Claims, Agency Administration, New Business, Medical, Underwriting, Human Resources, Facility Services, Distribution Services, Printing and Office Services. Director of Sunset Life, Sunset Financial and Old American, subsidiaries.

Tracy W. Knapp, 46 Senior Vice President, Finance (PFO)	See Candidates Nominated by the Board for a Three Year Term.

Donald E. Krebs, 51 Senior Vice President, Sales & Marketing

Elected Senior Vice President, Sales & Marketing in April 2004. Served as Vice President, Agency Marketing 2001 until 2004, and Regional Vice President 1996 until 2001. Responsible for Individual sales and marketing efforts for Kansas City Life. Director and Vice President of Sales & Marketing for Sunset Life; Director and Vice President of Sunset Financial Services, subsidiaries.

David A. Laird, 48 Vice President and Controller

Elected Vice President and Controller in December 2007. Chief Accounting Officer responsible for all corporate accounting and financial reports. Mr. Laird has been with the Company in various positions since 1982, most recently as Assistant Vice President and Assistant Controller.

EXECUTIVE OFFICERS

Name, Age and	Business Experience
Position	During Past 5 Years

Mark A. Milton, 50 Senior Vice President and Actuary	See Candidates Nominated by the Board for a Three Year Term

W. David Phillips, 56 Vice President, Group	Formerly Vice President, Group, resigned from his position May 2008.

William A. Schalekamp, 64 Senior Vice President, General Counsel and Secretary	See Directors Elected April 24, 2008 for a Three Year Term.

Jeffrey M. Seeman, 51 Vice President, Group

Elected Vice President, Group in October 2008. Responsible for group sales and products. Formerly Assistant Vice President, Group Claims for Canada Life August 2001 until November 2004; Assistant Vice President, Group Disability Claims for Jefferson Pilot Corp. November 2004 until April 2006; Product & Process Consultant, Assistant Vice President, Group Disability Claims for Lincoln National Corp. April 2006 until October 2008.

The Board of Directors has determined that the Chairman of the Audit Committee, Cecil R. Miller, an independent director, is a financial expert as required by the applicable standards of the Securities and Exchange Commission and the NASDAQ Capital Market, LLC.

The Company has adopted a Code of Ethics for Officers, Directors and Employees. Copies are available on the Company’s website at http://www.kclife.com and a copy may be obtained without charge upon written request to the Company Secretary, 3520 Broadway, Kansas City, Missouri, 64111.

The Company has a standing Nominating Committee and its charter can be viewed on the Company’s website at the following address: http://www.kclife.com. One of its members is an independent director. It complies with the applicable requirements for directors under the standards promulgated by the Securities and Exchange Commission and the listing standards of the NASDAQ Capital Market, LLC. The Committee takes into consideration such criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. It may (but is not required to) consider candidates suggested by Management, other members of the Board of Directors, or shareholders. Nominations are governed by the Company’s Bylaws and Articles of Incorporation.

Communications with the Board

The Board provides a process for stockholders to send communications to the non-management members of the Board, by mailing such communications to Cecil R. Miller, Chairman of the Audit Committee, Kansas City Life Insurance Company, 3520 Broadway, Kansas City, Missouri, 64111.

COMPENSATION DISCLOSURE AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee’s Responsibilities

The Compensation Committee of the Board is responsible for oversight of the Company’s executive compensation and benefit policies to ensure that they provide the appropriate motivation to achieve superior corporate performance and stockholder value. The Committee performs an annual evaluation of the Principal Executive Officer’s performance compared to pre-established performance goals and objectives, and recommends compensation actions impacting executive officers and directors to the Board.

The Committee is composed entirely of independent directors. Reports of the Committee’s actions and recommendations are presented to the full Board after each meeting. The purpose of this analysis is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation. The Committee has engaged Hay Group, an independent executive compensation consultant, to provide benchmarking data, analysis and recommendations on various projects as part of the Committee’s comprehensive review of executive compensation programs to evaluate whether the compensation programs are aligned with the Company’s compensation philosophy and strategy. In addition, the Principal Executive Officer and Senior Vice President, Operations provide the Committee with information, perspectives, and recommendations on a variety of human resources matters, such as annual incentive goals and plan design changes for Board-approved compensation plans. The Company’s General Counsel also advises the Committee on various legal aspects relating to compensation and employment matters.

Compensation Philosophy

The Committee’s guiding philosophy is to establish a compensation program that will enable the attraction, development, and retention of quality executive leadership who will achieve competitively superior corporate performance and stockholder value creation. The compensation program is designed to be competitive with the compensation programs of other comparable employers, and to align the executive’s compensation with the Company’s objectives as measured against established goals. The Company employs a balanced approach to compensation that considers market pay data, achievement of individual and organization performance objectives, the Company’s progress toward strategic goals, and the retention of key executive talent. The Committee bases its compensation decisions on the following core principles:

•    Pay is Performance Based: Executive officer compensation is aligned with Company performance. Base salary midpoints are targeted to median salary levels as provided in Hay Group’s All-Insurance Industry database (“competitive market”). Total Cash compensation (base salary + annual incentive) is targeted at Median of the All Insurance market where annual incentives are paid at target levels. To ensure our pay practices remain competitive within the industry, the Committee also reviews compensation data on base salary, annual incentives, and long-term incentives paid at a peer group of 14 comparable insurance companies (“peer group”). Our compensation philosophy is to provide executives the opportunity to earn total direct compensation at the 75th Percentile of the Company’s competitive market where performance exceeds targeted levels, as proposed by management and affirmed by the Committee. Similarly, where performance does not meet threshold levels no incentive payout will occur, and executives will earn total direct compensation below Median levels of the competitive market.

•    Compensation Opportunities Must Be Competitive: Competition for key management talent in the insurance industry is aggressive. The Committee carefully monitors the compensation practices of the competitive market and the peer group to ensure the Company’s compensation philosophy is appropriately competitive.

Program Elements

The Company’s executive compensation program is composed of base salary, bonuses, annual incentive and long term incentive compensation. The Company uses a formal job evaluation methodology to consider both the internal and external equity of our executives’ total compensation. Internal equity is considered in order to ensure that executives are compensated at an appropriate level relative to other Company executives, while external equity is a measure of how our compensation compares to compensation for comparable job content at other companies that are similar to our Company. Hay Group reviews each executive position using its proprietary job evaluation methodology to assess the position’s relative size. In this process, Hay Group considers the breadth of responsibilities, the complexity of the role, and the role’s impact on the success of the business. Once each job is valued independently, Hay Group compares the jobs to determine relative relationships and then relates these job content sizes to pay opportunity levels based on compensation market data from Hay Group’s All Insurance compensation database.

Base Salary. The Committee sets base salary midpoints after considering the particular responsibilities of the executive positions and base salaries paid to similar positions in the competitive market, as adjusted for company size. Base salary midpoints for executive officers are targeted to the Median of the competitive market. Salary ranges are set with the minimum at 20 percent below midpoint and the maximum at 20 percent above midpoint.

The peer group of companies consists of:

American Equity Investment Life Holding Co.	Presidential Life Corporation
Delphi Financial Group, Inc.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Horace Mann Educators Life	Torchmark Corporation
Nationwide Financial Services, Inc.	United Fire and Casualty Company
National Western Life Insurance Co.	Unitrin, Inc.
Phoenix Companies, Inc., The	Universal American Corp.

All executive officers are eligible for an annual merit increase to base salary, effective January 1, based primarily on performance of job responsibilities and accomplishment of predetermined performance objectives. Job responsibilities are described by a current written job description and are measured using Hay Group’s proprietary job evaluation methodology (as discussed above). The Principal Executive Officer evaluates the executive officers’ performance and the Compensation Committee evaluates the Principal Executive Officer’s performance.

In accordance with common Company practice, annual base salary increases for 2009 were developed in late 2008. Based on market data available in late summer 2008 preliminary merit increases were targeted at 3.5% for senior officers. Given the deteriorating economic conditions in the fourth quarter of 2008, and impact of the downturn on the Insurance industry, the Committee approved a 1.9% annual merit increase for senior officers, representing a 46% reduction from the preliminary target merit increases.

Bonus. Discretionary bonuses are approved by the Committee and Board of Directors or Executive Committee.

Annual Incentive. The Company provides the named executive officers and 85 other participants with an opportunity to earn cash incentive awards based on annual performance through the Company’s Annual Incentive Plan (the “AIP”). Annual incentive compensation is paid in cash. The Company targets total cash (base salary + annual incentive) at median of the Hay Group All Insurance Industry database, as adjusted for company size, when incentive awards are paid at target. Historically, the Committee has established aggressive AIP targets resulting in actual annual incentive payouts below target levels. Consequently, actual total cash received by the Company’s executives has trailed median levels of the competitive market.

In conjunction with setting plan targets for 2008, the Committee determined that target annual incentive opportunities are falling short of median levels in the insurance market, as specified in the Company’s compensation philosophy. As a result, the Committee approved increased annual incentive opportunities for 2008 for executives ranging to 70% of base salary for the Chairman/CEO and 40% of base salary for executive officers. These incentive opportunity targets were not changed for plan year 2009. AIP participants are divided into six classes based on their level within the Company. Each class is assigned a target incentive opportunity, expressed as a percent of base salary. The more senior the participant, the higher the percentage of the award is allocated to corporate goals in order to reflect broader job duties. Incentive opportunities for all AIP participants, with the exception of the Principal Executive Officer, are based on the achievement of three corporate goals and two individual goals. The Principal Executive Officer is incented based solely on the Company’s achievement against corporate goals.

The Committee established the following three fiscal year corporate goals for the 2008 AIP: Finance, Growth and Expense Control (discussed more fully below). The Committee has re-affirmed the use of these three corporate goals for the 2009 AIP.

The Finance Goal is measured by operating earnings excluding the impact of incentive compensation plans. The Growth Goal is measured by new life insurance target premiums. The Expense Control Goal is measured by controllable expenses. Performance measures have a threshold, target and maximum award. For plan year 2009, the Expense Goal has been established as an “all or nothing” cliff goal, without threshold or maximum performance levels.

The AIP is designed such that no payouts are made unless the fiscal year earnings trigger is achieved. The intention of the Committee in using an earnings trigger is to prevent AIP payouts unless a specific level of earnings is achieved. For 2008, the net income earnings trigger of $27 million was not achieved, and no payouts were made under the AIP. For 2009, the earnings trigger will be $13 million of operating earnings net of applicable taxes and the impact of incentive compensation plans.

The AIP is designed to award individual and Company performance that result in meeting important Company objectives. In establishing and approving AIP goals for plan year 2009, the Committee considered the current state of the U.S. economy, the impact of the downturn on investment portfolio values, and the projected continued slowdown in life insurance sales. The Committee’s objective is to establish AIP goals at levels that will drive superior performance, but that remain attainable, to provide the desired motivational impact to AIP participants.

The AIP goals and earnings trigger are annually recommended by management and approved by the Compensation Committee.

2009 Annual Incentive Plan Corporate Goals

Weighting	Goals		Performance Measures
	Finance Goal:		Threshold	$ 16.00	MM
40%	Operating Earnings		Target	$ 18.00	MM
	(Calendar Year)		Maximum	$ 20.00	MM
Kansas City
		Life	Threshold	$ 9.80	MM
		32% total	Target	$ 10.10	MM
	Growth Goal:	weighting	Maximum	$ 10.30	MM
	Life Insurance	Third Party	Threshold	$ 1.40	MM
40%	Target	8% total	Target	$ 1.43	MM
	Premiums	weighting	Maximum	$ 1.47	MM
	Expense Goal:		Threshold	$ N/A	MM
20%	Controllable Expenses		Target	$ 78.39	MM
			Maximum	$ N/A	MM

Long Term Incentive. The Company provides executive officers with a Long Term Incentive Plan (“LTIP”) that annually grants Phantom Stock Options (PSOs) for three year overlapping terms. The 2006-2008 plan cycle began on January 1, 2006 and concluded on December 31, 2008. The initial face value of one PSO is the volume weighted average Company stock closing price from December 1, 2005 to December 31, 2005. The ending value of one PSO for this plan cycle was the volume weighted average Company stock closing price from December 1, 2008 to December 31, 2008. Payouts to LTIP participation are determined by the increase in the ending PSO value over the initial PSO face value plus Company stock dividends accrued over the three-year cycle. Under the LTIP, dividends are payable at the end of each plan cycle, to the extent that the aggregate dividends exceed any negative share price appreciation. For the 2006-2008 plan cycle that concluded on December 31, 2008, no payouts were made as the decline in stock price between the initial and end dates exceeded dividends accrued from PSOs awarded in 2006.

As in 2008, for 2009, the Compensation Committee granted PSO awards under the LTIP using a percentage of base salary approach. For each executive, the Committee reviewed data from the competitive market, as adjusted for company size, provided by its compensation consultant to determine the appropriate percentage of base salary at which to set long-term incentive awards. For 2009, these percentages remain at 90% for the Chairman/CEO and 65% to 50% for other senior executives. To determine the number of PSOs to be granted under the LTIP, the option value of a PSO unit is calculated using an Expanded Black-Scholes valuation methodology.

Upon timely election, executive officers may irrevocably elect to defer receipt of the plan award into deferred stock units (DSU) which fluctuate directly with the company stock price. The DSUs can be settled in stock, cash or a combination of both. All dividends on the DSUs are deferred until settlement of the DSUs. The election is intended to further align the participants’ interests with that of the Company and shareholders.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides guidance on the deductibility of compensation paid to the Company’s five highest-paid officers. The Company has taken the necessary actions to ensure the deductibility of payments under the Company’s annual and long-term performance incentive compensation plans. The Company also intends to take the actions necessary to maintain the future deductibility of payments and awards under these programs.

Conclusion

The Company and Compensation Committee are satisfied that the base salary, bonus, Annual Incentive Plan and Long Term Incentive Plan provided to the named executive officers of the Company are structured and operate to foster a performance-oriented culture and create strong alignment with the long-term best interests of the Company and its stockholders, and that compensation levels are reasonable in light of performance and industry practices.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation (11)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings and Retiree Medical		All Other Compensation		Total
R. Philip Bixby
President, CEO and	2008	$688,740	$200	$0	$149,249	(1)	$116,548	(6), (12),	$954,737
Chairman of the Board								(14)
(PEO)

Charles R. Duffy, Jr.
Senior Vice President,	2008	$281,160	$190	$ 0	$43,985	(3)	$ 41,772	(8), (12),	$367,107
Operations								(14)

Mark A. Milton
Senior Vice President	2008	$280,020	$200	$ 0	$14,598	(2)	$ 45,431	(7), (12),	$340,249
and Actuary								(14)

Tracy W. Knapp
Senior Vice President,	2008	$276,600	$100	$ 0	$38,020	(4)	$ 22,445	(9), (13),	$337,165
Finance								(14)
(PFO)

Donald E. Krebs
Senior Vice President,	2008	$261,300	$120	$ 0	$17,672	(5)	$ 51,061	(10), (12),	$330,153
Sales & Marketing								(14)

(1)	Includes $120,424 change in pension value and $22,731 change in nonqualified deferred compensation earnings and $6,094 change in retiree medical.
(2)	Includes $24,021 change in pension value and ($16,253) change in nonqualified deferred compensation earnings and $6,830 change in retiree medical.
(3)	Includes $27,465 change in pension value and $414 change in nonqualified deferred compensation earnings and $16,106 change in retiree medical.
(4)	Includes $11,624 change in pension value and $22,252 change in nonqualified deferred compensation earnings and $4,144 change in retiree medical.
(5)	Includes $12,384 change in pension value and ($1,766) change in nonqualified deferred compensation earnings and $7,054 change in retiree medical.
(6)	Includes chairman compensation of $8,000, which was paid in cash.
(7)	Includes subsidiary director compensation of $3,000, which was paid in cash.
(8)	Includes subsidiary director compensation of $3,000, which was paid in cash.
(9)	Includes director compensation of $8,000, which was paid in cash.
(10)	Includes subsidiary director compensation of $2,000, which was paid in cash.
(11)	Includes the amounts earned in the Long Term Incentive Plan (LTIP) and the Annual Incentive Plan (AIP) as shown below:

							Total
	Year		LTIP		AIP		LTIP and AIP

R. Philip Bixby	2008	$	none	$	none	$	none
Charles R. Duffy, Jr.	2008	$	"	$	"	$	"
Mark A. Milton	2008	$	"	$	"	$	"
Tracy W. Knapp	2008	$	"	$	"	$	"
Donald E. Krebs	2008	$	"	$	"	$	"

(12)

The incremental cost to the Company for personal use of Company aircraft based on the cost of fuel and oil per passenger mile of flight; trip-related inspections, repairs, and maintenance; crew travel expenses; on-board catering; trip-related flight planning services; landing, parking, and hangar fees; supplies; passenger ground transportation; and other variable costs. Since the aircraft is used primarily for business travel, the fixed costs that do not change based on personal usage, such as pilots’ salaries, the purchase or leasing costs of Company aircraft and the cost of maintenance not related to trips are not included.

Includes total perquisites for R. Philip Bixby of $58,876 including $30,445 incremental cost for the personal use of corporate aircraft. He received a reimbursement of $24,407 for a tax gross up for payment of taxes on income attributable to non-business use of the corporate aircraft.

Includes total perquisites for Charles R. Duffy, Jr. of $17,632 including $5,434 incremental cost for the personal use of corporate aircraft. He received a reimbursement of $3,847 for a tax gross up for payment of taxes on income attributable to non-business use of the corporate aircraft and allowance of business use of personal auto of $8,268.

Includes total perquisites for Mark A. Milton of $23,836 including $7,652 incremental cost for the personal use of corporate aircraft. He received a reimbursement of $6,124 for a tax gross up for payment of taxes on income attributable to non-business use of the corporate aircraft and allowance of business use of personal auto of $8,268.

Includes total perquisites for Donald E. Krebs of $31,718 including $12,312 incremental cost for the personal use of corporate aircraft. He received a reimbursement of $10,525 for a tax gross up for payment of taxes on income attributable to non-business use of the corporate aircraft and allowance for business use of personal auto of $7,608.

(13)	This named executive officer did not receive perquisites totaling $10,000 or more.

(14)	Includes:

		Employer	Employer
		401(k)	Deferred Comp.
	Year	Match	Match

R. Philip Bixby	2008	$13,800	$27,524
Charles R. Duffy, Jr.	2008	$13,800	$3,070
Mark A. Milton	2008	$13,800	$3,001
Tracy W. Knapp	2008	$10,494	$2,796
Donald E. Krebs	2008	$13,800	$1,878

GRANTS OF PLAN BASED AWARDS

2008

			Estimated Future
		Board of	Payouts Under
		Directors	Non-Equity Incentive
Name	Grant Date (4)	Action Date (4)	Plan Awards

			Threshold	Target	Maximum

R. Philip Bixby	1/1/2008	10/29/2007	$ 241,059	$ 482,118	$ 723,177	(1)
	1/1/2006	11/07/2005	-	-	-	(2)(3)
	1/1/2007	10/30/2006	-	-	-	(3)
	1/1/2008	10/29/2007	-	118,626	-	(3)
	1/1/2009	10/27/2008	-	-	-	(3)

Charles R. Duffy, Jr.	1/1/2008	10/29/2007	$ 64,667	$ 112,464	$ 160,261	(1)
	1/1/2006	11/07/2005	-	-	-	(2)(3)
	1/1/2007	10/30/2006	-	-	-	(3)
	1/1/2008	10/29/2007	-	34,293	-	(3)
	1/1/2009	10/27/2008	-	-	-	(3)

Mark A. Milton	1/1/2008	10/29/2007	$ 64,405	$ 112,008	$ 159,611	(1)
	1/1/2006	11/07/2005	-	-	-	(2)(3)
	1/1/2007	10/30/2006	-	-	-	(3)
	1/1/2008	10/29/2007	-	34,293	-	(3)
	1/1/2009	10/27/2008	-	-	-	(3)

Tracy W. Knapp	1/1/2008	10/29/2007	$ 63,618	$ 110,640	$ 157,662	(1)
	1/1/2006	11/07/2005	-	-	-	(2)(3)
	1/1/2007	10/30/2006	-	-	-	(3)
	1/1/2008	10/29/2007	-	34,293	-	(3)
	1/1/2009	10/27/2008	-	-	-	(3)

Donald E. Krebs	1/1/2008	10/29/2007	$ 60,099	$ 104,520	$ 148,941	(1)
	1/1/2006	11/07/2005	-	-	-	(2)(3)
	1/1/2007	10/30/2006	-	-	-	(3)
	1/1/2008	10/29/2007	-	33,092	-	(3)
	1/1/2009	10/27/2008	-	-	-	(3)

(1)

Based on the terms of the Company’s Annual Incentive Plan, as described in the Compensation Discussion and Analysis, all but the Principal Executive Officer have two personal goals based on either achieving the goal or not and the total award is disclosed in the minimum, threshold and maximum columns of this table. The calculation assumes that both personal goals are achieved and that the weighted corporate goals are all at threshold, target or maximum for each executive officer.

(2)

Based on the terms of the Company’s Long Term Incentive Plan as described in the Compensation Discussion and Analysis. It does not have a threshold, target or maximum. The amount shown as target is the actual plan award for the term from January 1, 2006 to December 31, 2008.

(3)

Grant		December 2008	Cycle to Date
For 3 yr. Plan	Grant Price	Av. W. Price (*)	Div/SH Accrual

1/1/2006	$50.21	$44.93	$5.24
1/1/2007	$52.10	$44.93	$4.16
1/1/2008	$44.33	$44.93	$1.08
1/1/2009	$44.93	$44.93	$-

* Each three year plan will use the volume-weighted stock price for the December at the end of the term.

(4)	The Grant Date and the Board of Directors Action Date for this non-equity plan are different because some factors critical to past performance are not known until the end of the year.

NON-QUALIFIED DEFERRED COMPENSATION
2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	In Last FY (1)	In Last FY (2)	In Last FY (3)	Distributions	At Last FYE (4)

R. Philip Bixby	$130,836	$27,524	$22,731	$-	$1,721,565
Charles R. Duffy, Jr.	$3,070	$3,070	$414	$-	$135,014
Mark A. Milton	$3,001	$3,001	$(16,253)	$-	$274,374
Tracy W. Knapp	$69,150	$2,796	$22,252	$-	$492,430
Donald E. Krebs	$1,878	$1,878	$(1,766)	$-	$11,730

(1)	Amounts reported in this column are included in the Salary column of the Summary Compensation Table.
(2)	Amounts reported in this column are included in the All Other Compensation column of the Summary Compensation Table.
(3)	Amounts reported in this column are included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings and Retiree Medical column of the Summary Compensation Table.
(4)

Amounts reported in this column were reported in the last fiscal year in the Summary Compensation Table as follows: Executive Contributions were included in the Salary column; Registrant Contributions were included in the All Other Compensation column; Aggregate Earnings were included in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column; Aggregate Withdrawals/Distributions were not included.

Non-Qualified Deferred Compensation

Highly compensated employees, those whose compensation is $100,000 or more in 2007 were limited to contributing 6% of their base salary to the Savings and Profit Sharing Plan 401(k) in 2008. They are, however, eligible to participate in the Kansas City Life Deferred Compensation Plan up to a maximum of 100% of their base salary and/or eligible bonuses beginning January 1, 2009. Contributions during 2008 were limited to 25% of base salary.

The plan participant selects funds from a variety of investment choices provided by the plan. Selections may be changed daily. The interest rates and earnings vary for the participants depending on their fund selections and allocations plus the performance of each fund.

At the end of the 2008 plan year, participants were required to elect the time (specific date or separation from service) and form (lump sum or annuity payment) of distribution for past contributions as well as the time and form of distributions.

PENSION BENEFITS
2008
			Present Value of	Payments
		Number of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit (*)	Fiscal Year

R. Philip Bixby	Kansas City Life Insurance Company	31 years	$988,729	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	31 years	$789,253	$-
	Excess Benefit Plan
	Kansas City Life Insurance Company	31 years	$118,508	$-
	Retiree Medical Plan
Charles R. Duffy, Jr.	Kansas City Life Insurance Company	19 years	$214,653	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	19 years	$33,185	$-
	Excess Benefit Plan
	Kansas City Life Insurance Company	19 years	$124,279	$-
	Retiree Medical Plan
Mark A. Milton	Kansas City Life Insurance Company	27 years	$532,488	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	27 years	$30,041	$-
	Excess Benefit Plan
	Kansas City Life Insurance Company	27 years	$74,580	$-
	Retiree Medical Plan
Tracy W. Knapp	Kansas City Life Insurance Company	10 years	$70,063	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	10 years	$9,102	$-
	Excess Benefit Plan
	Kansas City Life Insurance Company	10 years	$20,654	$-
	Retiree Medical Plan
Donald E. Krebs	Kansas City Life Insurance Company	12 years	$101,605	$-
	Qualified Cash Balance Pension Plan
	Kansas City Life Insurance Company	12 years	$5,730	$-
	Excess Benefit Plan
	Kansas City Life Insurance Company	12 years	$50,376	$-
	Retiree Medical Plan

*      Below is a brief description of the Kansas City Life Insurance Company Qualified Cash Balance Pension Plan (“Qualified Plan”), Kansas City Life Insurance Company Excess Benefit Plan (“Excess Benefit Plan”) and the Kansas City Life Insurance Company Employee Medical Plan (" Medical Plan") collectively, “the Plans”:

Employees must be at least age 21 and have completed one year of service in order to participate in the plans. The normal retirement benefit available to participants is the greater of the participant’s Cash Balance Account or the actuarial equivalent of the participant’s Prior Plan Benefit or Grandfathered Benefit. The Cash Balance Account is credited with a percentage of compensation each year based on years of service and is also credited with interest each year. The normal form of payment is a life annuity if single or a qualified joint and survivor annuity if married. Participants also have the option of electing an actuarial equivalent form of payment, including a lump sum.

Participants who entered the Plan prior to January 1, 1982 are eligible for early retirement at age 60 with 10 years of participation or age 55 with 15 years of participation. All other participants are eligible for early retirement at age 55 and sum of age and years of employment after age 25 equals at least 75. The early retirement benefit is the accrued benefit at severance actuarially reduced for early commencement. The Prior Plan Benefit and the Grandfathered Benefit are reduced by the Prior Plan reduction factors.

The compensation used in determining the accrued benefit is base pay excluding bonuses, overtime pay, vacation pay, severance pay or any other extraordinary payments.

The Medical Plan provides benefits to retired employees who satisfy eligibility requirements under the Kansas City Life Insurance Company Retiree Medical Plan ("Retiree Medical Plan") if the retired employee continues to pay the applicable premium for medical benefits. Active employees hired prior to January 1, 2000 who become eligible to retire in the future must continuously participate in the Medical Plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for Retiree Medical Plan coverage. Active employees hired on or after January 1, 2000 but prior to January 1, 2005 who become eligible to retire in the future must have a minimum of one hundred twenty (120) months of service and continuously participate in the Medical Plan during the last sixty (60) months of employment immediately prior to retirement to be eligible for Retiree Medical Plan coverage. Employees hired on or after January 1, 2005 are not eligible to participate in the Retiree Medical Plan.

The Non-Qualified Plan has the same provisions as the Qualified Plan except for IRC Section 401(a)(17) compensation limits and IRC Section 415 benefit limitations. The Non-Qualified Plan provides the benefits that cannot be provided by the Qualified Plan due to the limitations of IRC Section 401(a)(17) and IRC Section 415.

The Plans are designed to provide some retirement benefits for all eligible Company employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Assuming the employment of the named executive officers were to be terminated because of a reduction in staff, each as of December 31, 2008, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table. As provided in the Company's severance plan applicable to senior officers, they would each receive one month’s pay for each year of service up to a maximum of one year.

Cash Severance
R. Philip Bixby	$ 57,395	per month for 12 months	$ 688,740
Mark A. Milton	$ 23,335	per month for 12 months	$ 280,020
Tracy W. Knapp	$ 23,050	per month for 9 months	$ 207,450
Charles R. Duffy, Jr.	$ 23,430	per month for 12 months	$ 281,160
Donald E. Krebs	$ 21,775	per month for 12 months	$ 261,300

No severance payment is provided for any of the executive officers in the event of death, disability or retirement.

No payments are due in connection with a severance by reduction in staff unless the executive executes a general release and waiver of claims against the Company following procedures set out by the Company.

A change in control does not affect the amount or timing of cash severance payments, nor are there any other payments for change in control.

Assuming the employment of the named executive officers were to be terminated due to death, disability or retirement as of December 31, 2008 their year end payout as shown in the summary compensation table for the Annual Incentive Plan and the Long Term Incentive Plan would not change. Upon all other terminations, the amounts in the Annual Incentive Plan and Long Term Incentive Plan would be forfeited.

Payments upon termination are also disclosed in the Non-Qualified Deferred Compensation and Pension Benefit Tables in the two immediately preceding sections of this Proxy Statement.

DIRECTOR COMPENSATION

Directors who are not employees of the Company are paid an annual fee of $20,000, payable quarterly, plus a $2,500 attendance fee per quarterly meeting and a $2,000 attendance fee per special meeting.

The tables below set forth a summary of director compensation for the fiscal year ending December 31, 2008.

	Board Cash	Committee	All Other	Total
Director	Fees	Fees	Compensation	Compensation

Kevin G. Barth	$22,500	$-	$-	$22,500
William R. Blessing	$30,000	$13,500	$-	$43,500
Michael Braude	$30,000	$2,250	$-	$32,250
John C. Cozad	$7,500	$-	$-	$7,500
Richard Finn	$30,000	$15,000	$-	$45,000
Webb R. Gilmore	$15,000	$3,750	$-	$18,750
Nancy Bixby Hudson	$30,000	$-	$4,000	$34,000
Daryl D. Jensen	$30,000	$8,000	$4,000	$42,000
Cecil R. Miller	$30,000	$10,000	$-	$40,000
Bradford Nordholm	$30,000	$5,000	$-	$35,000
Larry Winn, Jr.	$30,000	$3,750	$-	$33,750

Directors who are employees of the Company are paid an annual fee of $5,000 payable quarterly and a $500 attendance fee per special meeting.

Employee (non-named executive officer) directors who serve on the Board were paid as shown below:

	Board Cash	Committee	All Other	Total Director
Director	Fees	Fees	Compensation	Compensation

Walter E. Bixby	$ 5,000	$ -	$ 3,000	$ 8,000
William A. Schalekamp	$ 5,000	$ -	$ -	$ 5,000

The Company reimburses travel expenses to attend Board and Committee meetings.

PERFORMANCE COMPARISON

The following graph provides a comparison of the cumulative total return on Kansas City Life’s common stock over the last five fiscal years to the S&P 500 Index (“S&P 500”) and to a peer comparison group (“Peer Group”). The graph assumes that $100 was invested on December 31, 2003, and that all dividends were reinvested on the last day of each quarter. Points on the graph represent performance as of the last business day of each of the years indicated.

Comparison of 5 Year Cumulative Total Return

Among Kansas City Life, the S&P 500 and a Peer Group

	2003	2004	2005	2006	2007	2008
Kansas City Life	$100.00	$105.69	$113.55	$116.18	$108.16	$110.19
S&P 500	$100.00	$110.84	$116.27	$134.60	$141.98	$89.53
Peer Group	$100.00	$124.61	$136.25	$156.08	$148.28	$125.79

The Peer Group index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are the same as those companies used in the compensation comparator group identified in the Compensation Disclosure and Analysis. The companies included in the Peer Group index are shown in the following table.

American Equity Investment Life Holding Co.	Presidential Life Corporation
Delphi Financial Group, Inc.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Horace Mann Educators Corp.	Torchmark Corporation
Nationwide Financial Services, Inc.	United Fire and Casualty
National Western Life Insurance Co.	Unitrin, Inc.
Phoenix Companies, Inc., The	Universal American Corp.

The Peer Group index has changed during the five-year period. American Equity Investment Life joined the Peer Group index beginning with year-end 12/31/04 data, and both Amerus Group Co. and Jefferson-Pilot Corp. were removed from the Peer Group index in 2006 due to their having been acquired. Great American Financial Resources, Inc. was removed at year end 12/31/07 due to being fully acquired. The chart above only includes the data from the current Peer Group member companies listed above.

The disclosure set forth above under the caption “Performance Comparison” shall not be deemed to be soliciting material and is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof, including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to the oversight and determination of executive compensation by reviewing and recommending salary and other compensation for executive officers including the Company’s Long-Term Incentive Plan and Annual Incentive Plan. It also reviews and recommends director compensation to the Board.

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with Management and its compensation consultants and based on the review, has recommended to the Board that it be included in the Annual Report on Form 10-K for the year ended December 31, 2008 and, as applicable, for the Company’s Proxy for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE
Daryl D. Jensen, Compensation Committee Chair
William R. Blessing, Committee Member
Michael Braude, Committee Member

AUDIT COMMITTEE REPORT

During fiscal year 2008, in accordance with its written charter, the Audit Committee of the Board of Directors was responsible for the oversight of the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Audit Committee charter adopted by the Board of Directors complies with all applicable provisions of The NASDAQ Capital Market, LLC listing standards. Each of the members of the Audit Committee meets the independence and experience requirements of The NASDAQ Capital Market, LLC and the independence requirements of the Sarbanes-Oxley Act of 2002. During fiscal year 2008, the Audit Committee met five times. In addition, the Audit Committee Chair, as representative of the Audit Committee, and one or more of the Audit Committee members, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and the Independent Registered Public Accounting Firm (Auditors) prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Auditors the written disclosures and the letter describing all relationships between the Auditors and the Company that might bear on the Auditors’ independence consistent with Independence Standards Board Standard No. 1, (“Independence Discussions with Audit Committees"), discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors’ independence. The Audit Committee also discussed with Management, the internal auditors and the Auditors, with and without Management present, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities and staffing. The Audit Committee reviewed with both the Auditors and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the Auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, (“Communication with Audit Committees”) and discussed and reviewed the results of the Auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations. In accordance with its charter, the Audit Committee pre-approves all non-audit services provided by the Auditors.

The Audit Committee reviewed and discussed the audited financial statements for the Company as of and for the fiscal year ended December 31, 2008, with Management and the Auditors. Management has the responsibility for the preparation of the Company’s financial statements and the Auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussion with Management and the Auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

After reviewing the services provided by the Auditors, the Audit Committee, in accordance with its charter, authorized the appointment of KPMG as Auditors for 2009.

AUDIT COMMITTEE

Cecil R. Miller, Audit Committee Chair

Daryl D. Jensen, Committee Member

Bradford T. Nordholm, Committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Company's Audit Committee has engaged KPMG LLP as its independent registered public accounting firm. The Audit Committee regularly reviews and determines whether any non-audit services provided by KPMG LLP potentially affects their independence with respect to the Company. The Audit Committee’s policy is to pre-approve all audit services and permissible non-audit services provided by KPMG LLP. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. Specific members of Management are authorized to approve audit services of up to $10,000 with ratification by the Audit Committee at the next scheduled meeting of the Audit Committee. Also, the Audit Committee may pre-approve additional services or specific engagements on a case-by-case basis.

The following table sets forth the aggregate fees in thousands billed by KPMG LLP with respect to audit and non-audit services for the Company for the years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees (1)	$944	$852
Audit-Related Fees (2)	-	-
Tax Fees (2)	-	-
All Other Fees (3)	-	60
	$944	$912

(1)

Includes fees for professional services rendered for the integrated audit of the Company’s consolidated financial statements and effectiveness of the Company’s internal control over financial reporting, the review of the Company’s annual report on Form 10-K for the years 2008 and 2007, and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2008 and 2007.

(2)	There were no audit-related or tax fees paid to KPMG in 2008 or 2007.

(3)	Includes fees for assistance with due diligence advice in 2007.

OTHER MATTERS

The only business which Management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

COSTS OF SOLICITATION

We pay for preparing, printing and mailing this Proxy Statement. We have engaged Broadridge, Inc. to help us solicit proxies from stockholders for a fee of $5,900.

PROXY

KANSAS CITY LIFE INSURANCE COMPANY
3520 Broadway * Kansas City, Missouri * 64111-2565

ANNUAL MEETING OF STOCKHOLDERS - APRIL 23, 2009
CUSIP NO. 484836-10-1

Please sign, date and mail your proxy card promptly in the enclosed envelope.
No postage will be necessary if mailed in the United States.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF KANSAS CITY LIFE INSURANCE COMPANY

I hereby make, constitute and appoint R. Philip Bixby and William A. Schalekamp, jointly and severally, proxies for the undersigned to vote all the shares which I am entitled to vote at the Annual Meeting of stockholders of Kansas City Life Insurance Company to be held at the Company, 3520 Broadway, Kansas City, Missouri, at 9:00 a.m. on April 23, 2009, and direct said proxies to vote as follows:

1)     ELECTION OF DIRECTORS:

      FOR all nominees listed below (except                                             WITHHOLD AUTHORITY to vote for
     as marked to the contrary below)*                                                      all nominees listed below

(* To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below)

     R. Philip Bixby                                                     Michael Braude

     John C. Cozad                                                      Tracy W. Knapp

     Mark A. Milton

(2)     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed and received in time, this Proxy will be voted as directed by the stockholder, HOWEVER, IF NO SUCH CHOICE IS SO INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES PROPOSED BY THE BOARD AS LISTED ABOVE.

Dated_____________________, 2009 _____________________________________________

                                                                                                          Stockholder

I do _____ I do not _____ plan to attend the meeting.

      This Proxy should be executed by and in the name of the stockholder exactly as such name appears on the stock certificate. If executed by a corporation, the proxy should be signed by an authorized officer, indicating their title. If executed by an executor, administrator, trustee or other fiduciary, the title of such fiduciary should be shown. Any person named as proxy must be a stockholder of the Company.